UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Recursion Pharmaceuticals, Inc.
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In connection with the transaction contemplated by the previously announced transaction agreement (the “Transaction Agreement”), dated August 8, 2024, among Recursion Pharmaceuticals, Inc. (the “Company” or “Recursion”) and Exscientia plc, a public limited company incorporated under the laws of England and Wales with registered number 13483814 (“Exscientia”), Chris Gibson, CEO of Recursion, appeared on an episode of MSNBC's Squawk Box for an interview regarding the proposed transaction. Below is a transcript of the discussion.
ANDREW ROSS SORKIN
Next guest is going to tell us about a new $688 million acquisition, the use of AI in drug discovery, and so much more. Joining us right now is Chris Gibson, Co founder and CEO of biotech firm Recursion was recently announced the acquisition of a smaller rival, Exscientia in an all stock deal. Good morning to you.

CHRIS GIBSON
How are you, Andrew? Good to see you.

ANDREW ROSS SORKIN
I'm great, and I'm great because we're talking to you, and I find that your company, you know, we talk about AI all the time, and you know, consumer uses and B to B uses — to me, your use cases is the one case that actually seems to be working in a remarkable way. For those who are uninitiated with Recursion, tell us about exactly how it works and what you guys are doing in the healthcare space.

CHRIS GIBSON
Absolutely. So look, biology is extraordinarily complex, so complex that 90% of drugs that go into human clinical trials actually fail before they ever make it onto the market. And so at Recursion, we've spent the last decade building an automated platform where robots are doing millions of experiments, generating massive data sets, petabytes of data, and then we're using AI to understand all of the patterns in those data to try and essentially move failure earlier in the pipeline, so that when we take a medicine into the clinic, our hope is that it'll be to patients faster, at a lower cost, and eventually make better medicines available for people all around the world.

ANDREW ROSS SORKIN
Is there a good example of this where it worked so far that you can talk about?

CHRIS GIBSON
Absolutely, we have five programs that are in human clinical trials right now, and over the next 18 months, we're going to read out seven clinical trials. And with the proposed business combination with Exscientia, we hope to actually be able to read out 10 programs in the next 18 months. And in our industry, in biotech, that's quite a number for such a small company.

ANDREW ROSS SORKIN
Well, that's what I was going to ask you about, Exscientia, in terms of what that deal does for you. Effectively, it's providing you with more to train on? Or no?

CHRIS GIBSON
Well, absolutely. I mean, the process of discovering and developing a medicine consists of hundreds of different steps, and though we've been working on the problem for over a decade, we've really built some incredible solutions on a lot of the biology and the early chemistry and some of the later parts of the process. The team at Exscientia, we think, has led the world in the precision chemistry components that kind of go into the middle of the discovery process. And so by bringing these companies together, two smaller upstarts, in the face of this massive biopharma industry, we believe that we're going to be able to build an end to end, full stack solution of tech enabled drug discovery that, as I said earlier, is going to bring better medicines to patients sooner, and one day, we hope at a much lower cost.

MELISSA LEE
So does this speed to market or speed through phase one, phase two and phase three trials? So is there a cost savings or quicker to market aspect to this?

CHRIS GIBSON
Yeah, thanks, Melissa, absolutely. It's, you know, our goal to prove that over the coming decade, that this kind of approach, this experiment we're running about whether there's a better way to do drug discovery, a different way to do drug discovery, that ultimately it will mean faster to market, less expensive, more efficient. We're in the early stages. You know, it takes a couple billion dollars in roughly 12 to 15 years, on average, to bring one medicine to patients. We're an 11 year old company. We've got five medicines in clinical trials. And as I said before, if this business combination comes through, our hope would be to read out 10 trials in the next few months. So you know, we believe we're on a trajectory in our first 20 years as a company of becoming a true platform, a company that's using these tools of automation, machine learning, AI and the incredible teams at the companies that are coming together in order to really, really improve the efficiency of this industry. And at the end of the day, what really matters is bringing patients medicines because they’re waiting and there are a lot of diseases where our medicines just aren’t good enough today.

ANDREW ROSS SORKIN
Chris, is there a competitive moat? And my other question is, do you imagine that everybody in your business is going to be using similar technology? What are the patterns on your technology versus others?

CHRIS GIBSON
Absolutely, we believe the competitive moat in our field is data. We are seeing a commoditization of the AI tools across the space, and so we really think that the differentiator will be data. And at Recursion, we’ve spent the last decade building a proprietary set of over 50 petabytes of data, from real experiments that we’ve been running in our own facility. At the end of the day, though, what really matters is that a patient is getting a medicine. They don’t really care if that medicine came from AI or a traditional approach, but we think these kind of tools are really going to accelerate the pace of discovery.

ANDREW ROSS SORKIN
Great, Chris, have a great weekend. We appreciate you joining us.

CHRIS ROSS SORKIN
You too. Thanks for having me; take care.

The Company also posted the following on its LinkedIn social media page regarding the CNBC Squawk Box appearance:

Recursion Pharmaceuticals

"We talk about AI all the time -- consumer uses and B2B uses. Your use case is the one case that seems to be working in a remarkable way." - Andrew Ross Sorkin, host of Squawk Box

Today on CNBC, Chris Gibson shared insights into Recursion's automated approach to drug discovery and design, coming clinical trial readouts, our moat of proprietary data, what to expect from the new agreement with Exscientia, and how, at the end of the day, "what really matters is that a patient is getting a medicine."

Watch here: https://lnkd.in/e7m4iQKW

#ai #drugdiscovery #squawkbox #pharma #data

Forward-Looking Statements

Statements contained herein which are not historical facts may be considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the proposed business combination of Recursion and Exscientia and the outlook for Recursion’s or Exscientia’s future business and financial performance. Such forward-looking statements are based on the current beliefs of Recursion’s and Exscientia’s respective management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the inability to obtain Recursion’s stockholder approval or Exscientia’s shareholder approval or the failure to satisfy other conditions to completion of the proposed combination, including receipt of regulatory approvals and obtaining the sanction of High Court of Justice of England and Wales to the Scheme of Arrangement, on a timely basis or at all; risks that the proposed combination disrupts each company’s current plans and operations; the diversion of the attention of the respective management teams of Recursion and Exscientia from their respective ongoing business operations; the ability of either Recursion, Exscientia or the combined company to retain key personnel; the ability to realize the benefits of the proposed combination, including cost synergies; the ability to successfully integrate Exscientia's business with Recursion’s business or to integrate the businesses within the anticipated timeframe; the outcome of any legal proceedings that may be instituted against Recursion, Exscientia or others following announcement of the proposed combination; the amount of the costs, fees, expenses and charges related to the proposed combination; the effect of economic, market or business conditions, including competition, regulatory approvals and commercializing drug candidates, or changes in such conditions, have on Recursion’s, Exscientia’s and the combined company’s operations, revenue, cash flow, operating expenses, employee hiring and retention, relationships with business partners, the development or launch of technology enabled drug discovery, and commercializing drug candidates; the risks of conducting Recursion’s and Exscientia’s business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks; the impact of potential inflation, volatility in foreign currency exchange rates and supply chain disruptions; the ability to maintain technology-enabled drug discovery in the biopharma industry; and risks relating to the market value of Recursion’s common stock to be issued in the proposed combination.

Other important factors and information are contained in Recursion’s most recent Annual Report on Form 10-K and Exscientia’s most recent Annual Report on Form 20-F, including the risks summarized in the section entitled “Risk Factors,” Recursion’s most recent Quarterly Reports on Form 10-Q and Exscientia’s filing on Form 6-K filed May 21, 2024, and each company’s other periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be accessed at https://ir.recursion.com in the case of Recursion, http://investors.exscientia.ai in the case of Exscientia, or www.sec.gov. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. Neither Recursion nor Exscientia undertakes any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication relates to a proposed business combination of Recursion and Exscientia that will become the subject of a joint proxy statement to be filed by Recursion with the SEC. The joint proxy statement will provide full details of the proposed combination and the attendant benefits and risks. This communication is not a substitute for the joint proxy statement or any other document that Recursion or Exscientia may file with the SEC or send to their respective stockholders in connection with the proposed combination. Investors and security holders are urged to read the definitive joint proxy statement and all other relevant documents filed with the SEC or sent to Recursion’s stockholders or Exscientia’s shareholders as they become available because they will contain important information about the proposed combination. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Recursion’s Investor Relations department at investor@recursion.com; or by contacting Exscientia’s Investor Relations department at investors@exscientia.ai. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Participants In The Solicitation

Recursion, Exscientia and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed business combination. Information about Recursion’s directors and executive officers is available in Recursion’s proxy statement dated April 23, 2024 for its 2024 Annual Meeting of Stockholders. Information about Exscientia’s directors and executive officers is available in Exscientia’s proxy statement dated March 21, 2024 for its 2024 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement and all other relevant materials to be filed with the SEC regarding the proposed combination when they become available. Investors should read the joint proxy statement carefully when it becomes available before making any voting or investment decisions.